SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Resource Credit Income Fund
(Name of Registrant as Specified in Its Charter)
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Resource Credit Income Fund

Principal Executive Offices
1845 Walnut St., 18th Floor
Philadelphia, PA 19103
1-855-747-9559

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held August 26, 2016

Dear Shareholders:

The Board of Trustees of Resource Credit Income Fund, a continuously offered, diversified, closed-end management investment company operating as an interval fund organized as a Delaware statutory trust (the “Trust” or the “Fund”), has called a special meeting of the Fund’s shareholders, to be held at the offices of Thompson Hine LLP, at 41 South High Street, Suite 1700, Columbus, OH 43215 on August 26, 2016 at 10:00 a.m., for the following purposes:

Proposals		Recommendation of the Board of Trustees
1.	To approve a new management agreement between Resource Financial Fund Management, Inc. and the Trust.	FOR
2.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on July 14, 2016 are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on August 26, 2016.

A copy of the Notice of Shareholder Meeting, the Proxy Statement (including the proposed New Management Agreement) and Proxy Voting Ballot are available at www. ResourceCreditIncome.com.

By Order of the Board of Trustees

Darshan Patel, Secretary
July 29, 2016

YOUR VOTE IS IMPORTANT

To assure your representation at the meeting, please complete, date and sign the enclosed proxy card and return it promptly in the accompanying envelope. You also may vote by telephone or via the Internet by following the instructions on the enclosed proxy card. Whether or not you plan to attend the meeting in person, please vote your shares; if you attend the meeting, you may revoke your proxy and vote your shares in person. For more information or assistance with voting, please call 1-855-973-0089.

Resource Credit Income Fund
with its principal offices at
1845 Walnut St., 18th Floor
Philadelphia, PA 19103
1-855-747-9559
____________

PROXY STATEMENT
____________

SPECIAL MEETING OF SHAREHOLDERS
To Be August 26, 2016
at 10:00 a.m.

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees (the “Board” or the “Trustees” or the “Board of Trustees”) of Resource Credit Income Fund (the “Trust” or the “Fund”), for use at the Special Meeting of Shareholders of the Trust (the “Meeting”) to be held at the offices of Thompson Hine LLP, at 41 South High Street, Suite 1700, Columbus, OH 43215, on August 26, 2016 at 10:00 a.m., and at any and all adjournments or postponements thereof. The Notice of Meeting, Proxy Statement, and accompanying form of proxy will be mailed to shareholders on or about July 29, 2016.

Proposals
1.	To approve a new management agreement between Resource Financial Fund Management, Inc. (the “Adviser” or “Resource”) and the Trust.
2.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Shareholders of record at the close of business on July 14, 2016 (the “Record Date”) are entitled to notice of, and to vote at, the Meeting and any adjournments or postponements thereof.

The Fund’s most recent semi-annual and annual reports, including financial statements and schedules, are available at no charge by calling 1-855-747-9559 or by visiting www.ResourceCreditIncome.com.

PROPOSAL I

APPROVAL OF A NEW MANAGEMENT AGREEMENT BETWEEN RESOURCE FINANCIAL FUND MANAGEMENT, INC. AND THE TRUST

The primary purpose of this proposal is to enable Resource to continue to serve as the investment adviser to the Fund after a proposed change in control transaction that, for the reasons described below, will cause the current management agreement with Resource (the “Current Advisory Agreement”) to terminate. To permit Resource to continue to advise the Fund after that termination, the Trustees are requesting that shareholders approve a new management agreement between Resource and the Trust with respect to the Fund (the “New Advisory Agreement”). Resource has served as the Fund’s investment adviser since the Fund commenced operations. Approval of the New Advisory Agreement will not result in any increase in the advisory fee rate paid by the Fund or its shareholders. The terms of the New Advisory Agreement are substantially similar in all material respects to the terms of the Current Advisory Agreement, except for the dates of execution, effectiveness and expiration. The effective date of the New Advisory Agreement will be the date of the closing of the Transaction (defined below).

Background and Information on Change in Control of the Adviser

Resource is currently a subsidiary of Resource America, Inc. (“Resource America”). Resource America is a publicly traded company that is owned by its shareholders. Resource America, C-III Capital Partners LLC (“C-III”) and a wholly-owned subsidiary of C-III (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) on May 22, 2016, pursuant to which, subject to the satisfaction or waiver (if permissible under applicable law) of specified conditions, Merger Sub will be merged with and into Resource America, with Resource America surviving the merger as a wholly-owned subsidiary of C-III (the “Transaction”). Resource does not anticipate that the Transaction will impact its financial condition or the services it currently provides to the Fund.

C-III was formed in 2010 and is a leading commercial real estate investment and services company engaged in a broad range of activities, including: (i) primary and special loan servicing (named special servicer for approximately $95 billion of securitized commercial real estate loans); (ii) investment management (approximately $4.2 billion of gross equity and debt assets under management); (iii) loan origination (approximately $4.6 billion since inception in 2010); (iv) multifamily property management (owner of US Residential, which manages more than 40,000 units located in 23 states); (v) sales and leasing brokerage and commercial property management (owner of NAI Global, which has more than 375 member offices worldwide, with over 6,700 professionals, managing over 380 million square feet of commercial property); (vi) online marketing of institutional commercial real estate capital markets transactions (owner of Real Capital Markets, which has marketed over $1.5 trillion of properties and debt since inception in 1999 and operates an online live auction platform); and (vii) zoning due diligence services (owner of The Planning & Zoning Resources Company, commonly known as PZR).

Under the Investment Company Act of 1940, as amended, (the “1940 Act”), a transaction that results in the transfer, either directly or indirectly, of ownership of more than 25% of the voting interests of an investment adviser to a third-party is presumed to constitute a “change in control” of the adviser. The 1940 Act further states that a change in control of an adviser causes the adviser’s advisory agreement to be “assigned,” which results in the automatic termination of the agreement. When the Transaction closes, a “change in control” of the Adviser for purposes of the 1940 Act will be deemed to have occurred, which will cause the “assignment” and resulting termination of the Current Advisory Agreement.

At a meeting on June 2, 2016 (the “Board Meeting”), the Board, including a majority of the Trustees who are not “interested persons,” as that term is defined in the 1940 Act (“Independent Trustees”), approved an interim advisory agreement between the Trust and Resource with respect to the Fund (the “Interim Advisory Agreement”) and, subject to shareholder approval, the New Advisory Agreement (together, the “Advisory Agreements”). The 1940 Act requires that investment advisory agreements such as the New Advisory Agreement be approved by a “vote of a majority of the outstanding securities” of a fund, as that phrase is defined in the 1940 Act. Therefore, shareholders are being asked to approve the New Advisory Agreement with Resource.

The Interim Advisory Agreement allows the Adviser to manage the Fund in the event that the Transaction is consummated prior to shareholder approval of the New Advisory Agreement. Rule 15a-4 under the 1940 Act allows a fund to enter into an interim management agreement with a maximum term of 150 days without first obtaining shareholder approval, so that the fund may receive investment management services without interruption following an assignment of a previous management agreement.

The terms of the Interim Advisory Agreement are substantially similar in all material respects to those of the Current Advisory Agreement and those of the New Advisory Agreement, except that (i) the dates of execution, effectiveness, and termination are changed and (ii) all fees earned by the Adviser under the Interim Advisory Agreement will be held in a separate escrow account pending shareholder approval of the New Advisory Agreement. If the Fund’s shareholders approve the New Advisory Agreement, the escrowed management fees will be paid to the Adviser. If the Fund’s shareholders do not approve the New Advisory Agreement, the Adviser will be paid, out of the escrow account, the lesser of (i) any costs incurred in performing the Interim Advisory Agreement (plus interest earned on that amount while in escrow) or (ii) the total amount in the escrow account (plus interest earned).

Completion of the Transaction is subject to approval by Resource America stockholders, regulatory approvals and other customary closing conditions. The Transaction is expected to close late in the third quarter or early in the fourth quarter of 2016.

The Transaction has been structured in reliance upon Section 15(f) of the 1940 Act, and the Fund has agreed to comply with the requirements of that section. Section 15(f) provides in substance that when a sale of a controlling interest in an investment adviser occurs, the investment adviser or any of its affiliated persons may receive any amount or benefit in connection with the sale so long as two conditions are satisfied. The first condition of Section 15(f) is that, during the three-year period following the consummation of a transaction, at least 75% of the investment company’s board of directors must not be “interested persons” (as defined in the 1940 Act) of the investment adviser or predecessor adviser. The Fund currently meets this test. Second, an “unfair burden” (as defined in the 1940 Act, including any interpretations or no-action letters of the Securities and Exchange Commission (the “SEC”) or the staff of the SEC) must not be imposed on the investment company as a result of the transaction relating to the sale of such interest, or any express or implied terms, conditions or understandings applicable thereto. The term “unfair burden” (as defined in the 1940 Act) includes any arrangement, during the two-year period after the transaction, whereby the investment adviser (or predecessor or successor adviser), or any “interested person” (as defined in the 1940 Act) of such an adviser, receives or is entitled to receive any compensation directly or indirectly, from the investment company or its security holders (other than fees for bona fide investment advisory or other services) or from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the investment company (other than bona fide ordinary compensation as principal underwriter for the investment company). Under the Agreement and Plan of Merger, C-III acknowledges the sellers’ reliance on Section 15(f) of the 1940 Act and has agreed that it will use reasonable best efforts to assure that the conditions of Section 15(f) are satisfied in relation to the Fund after the Transaction is consummated.

The Advisory Agreements

The Board, including a majority of the Independent Trustees, originally approved the Current Advisory Agreement at a meeting on February 3, 2015. Under the terms of the Current Advisory Agreement, the Interim Advisory Agreement and the New Agreement, Resource is entitled to receive an annual fee from the Fund equal to 1.85% of the Fund’s average daily net assets. For the fiscal period ended September 30, 2015, the Adviser earned $1,773 in base management fees, all of which was waived pursuant to an expense limitation agreement between Resource and the Fund.

The Adviser is also entitled to an incentive fee. The incentive fee is calculated and payable quarterly in arrears based upon the Fund’s “pre-incentive fee net investment income” for the immediately preceding quarter and is subject to a hurdle rate, expressed as a rate of return on the Fund’s “adjusted capital,” equal to 2.25% per quarter (or an annualized hurdle rate of 9.0%), subject to a “catch-up” feature. For this purpose, “pre-incentive fee net investment income” means interest income, dividend income and any other income accrued during the calendar quarter, minus the Fund’s operating expenses for the quarter (including the management fee, expenses reimbursed to the Adviser and any interest expenses and distributions paid on any issued and outstanding preferred shares, but excluding the incentive fee). “Adjusted capital” means the cumulative gross proceeds received by the Fund from the sale of shares (including pursuant to the Fund’s distribution reinvestment plan), reduced by amounts paid in connection with purchases of shares pursuant to the Fund’s share repurchase program.

No incentive fee is payable in any calendar quarter in which the Fund’s pre-incentive fee net investment income does not exceed the quarterly hurdle rate of 2.25%. For any calendar quarter in which the Fund’s pre-incentive fee net investment income is greater than the hurdle rate, but less than or equal to 2.8125%, the incentive fee will equal the amount of the Fund’s pre-incentive fee net investment income in excess of the hurdle rate. This portion of the Fund’s pre-incentive fee net investment income which exceeds the hurdle rate but is less than or equal to 2.8125% is referred to as the “catch-up.” The “catch-up” provision is intended to provide the Adviser with an incentive fee of 20.0% on all of the Fund’s pre-incentive fee net investment income when the Fund’s pre-incentive fee net investment income reaches 2.8125% in any calendar quarter. For any calendar quarter in which the Fund’s pre-incentive fee net investment income exceeds 2.8125% of adjusted capital, the incentive fee will equal 20.0% of pre-incentive fee net investment income. For the fiscal period ended September 30, 2015, there was no incentive fee incurred.

For such compensation, Resource, at its expense, continuously furnishes an investment program for the Fund, makes investment decisions on behalf of the Fund, and places all orders for the purchase and sale of portfolio securities, subject to the Fund’s investment objectives, policies, and restrictions and such policies as the Trustees may determine.

The New Advisory Agreement:

1.	provides that it will continue in force for an initial period of two years, and from year to year thereafter, but only so long as its continuance is approved at least annually by (i) the Board or (ii) a vote of a majority of the outstanding voting securities of the Fund, provided that in either event continuance is also approved by a majority of the Independent Trustees, by a vote cast in person at a meeting called for the purpose of voting such approval;

2.	automatically terminates on assignment; and

3.	may be terminated upon 60 days’ notice by the Adviser, by the Board or by a vote of a majority of outstanding securities of the Fund.

The New Advisory Agreement, similar to the Current Advisory Agreement and Interim Advisory Agreement, provides that Resource shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties.

The New Advisory Agreement is attached as Exhibit A, the terms of which are substantially similar in all material respects to the terms of the Current Advisory Agreement, except for the dates of execution, effectiveness, and expiration. You should read the New Advisory Agreement. The description in this Proxy Statement of the New Advisory Agreement is only a summary. The Current Advisory Agreement was approved by the Adviser, as sole shareholder of the Fund, on February 20, 2015.

In addition, the Adviser and the Fund have entered into an Expense Limitation Agreement under which the Adviser has agreed, for at least two years following the closing of the Transaction, to waive its management fees (excluding any incentive fee) and to pay or absorb the ordinary annual operating expenses of the Fund (excluding interest, brokerage commissions, acquired fund fees and expenses and extraordinary expenses), to the extent that its management fees plus the Fund’s ordinary annual operating expenses exceed 2.59%, 2.59%, 3.34%, 3.34%, 3.09%, 3.09% and 2.34% per annum of the Fund’s average daily net assets attributable to the Fund’s Class A, Class U, Class C, Class T, Class W, Class D and Class I shares, respectively.

Information Concerning Resource

Resource is a corporation organized under the laws of the State of Delaware and located at 712 Fifth Avenue, 12th Floor, New York, NY 10019. The names, titles, addresses and principal occupations of the principal executive officers of Resource are set forth below:

Name and Address*	Title:	Principal Occupation:
Jeffrey D. Blomstrom	President and Managing Director	President and Managing Director
Darshan V. Patel**	Vice President, Chief Legal Officer, Chief Compliance Officer and Secretary	Vice President, Chief Legal Officer, Chief Compliance Officer and Secretary
Jonathan Cohen	Chairman and Chief Executive Officer	Chairman and Chief Executive Officer
Jeffrey F. Brotman	Executive Vice President	Executive Vice President
Tom Elliott	Senior Vice President and Chief Financial Officer	Senior Vice President and Chief Financial Officer
*	The address of each director and principal executive officer is 712 Fifth Avenue, 12th Floor, New York, NY 10019.
**	Mr. Patel also serves as Secretary, Chief Compliance Officer and Senior Vice President of the Fund, and has done so since 2015.

Resource is deemed to be controlled by Resource America through its ownership of more than 75% of the voting securities of Resource. Resource America is a corporation organized under the laws of the State of Delaware and located at One Crescent Drive, Suite 203, Navy Yard Corporate Center, Philadelphia, PA 19112.

Affiliate Fees

Resource Securities, Inc. (“Resource Securities”) is a FINRA registered broker-dealer, is an affiliate of the Adviser, and serves as the Fund’s dealer manager. Resource Securities is an affiliate of the Adviser because both entities are under the common control of Resource America. During the fiscal period1 ended September 30, 2015, the Fund accrued $10 in dealer manager fees payable to Resource Securities. It is anticipated that the dealer manager services provided by Resource Securities will continue to be provided after the New Advisory Agreement is approved by shareholders.

During the fiscal period ended September 30, 2015, the Fund did not pay any brokerage commissions to Resource Securities.

[1]	With the approval of the Board, effective September 30, 2015, the Fund's fiscal year end was changed from February 28 to September 30.

Evaluation by the Board of Trustees

At a meeting held on June 2, 2016, the Board, including a majority of the Independent Trustees, considered the approval of the Advisory Agreements. In considering the approval of the Advisory Agreements, the Trustees received materials specifically relating to the Advisory Agreements.

The Trustees considered the following material factors during their deliberations: (1) the nature, extent and quality of services to be provided by the Adviser; (2) the investment performance of the Fund and the Adviser; (3) the cost of services to be provided and the profits to be realized by the Adviser and its affiliates; (4) the extent to which economies of scale will be realized as the Fund grows; and (5) whether the fee levels reflect these economies of scale for the benefit of investors. The Trustees relied upon the advice of counsel and their own business judgment in determining the before-mentioned material factors to be considered in evaluating the Advisory Agreements and the weight to be given to each factor considered. The conclusions reached by the Trustees were based on a comprehensive evaluation of all of the information provided and were not the result of any one factor. Moreover, each Trustee may have afforded different weight to the various factors in reaching his conclusions with respect to the approval of the Advisory Agreements.

Nature, Extent and Quality of Service. The Board examined the nature, extent and quality of the services provided by the Adviser to the Fund. They noted that the Board receives a significant level of input and quality materials from the Adviser and provides professional managerial and operational teams to manage and support the Fund. The Trustees discussed the nature of the Adviser’s operations, the quality of the Adviser’s compliance infrastructure and the experience and background of all key personnel of its fund management team. The Trustees noted the Adviser’s assertion that the Fund would receive the same quality of service following completion of the Transaction and that no changes to the current portfolio management team were anticipated. The Trustees additionally noted the Adviser’s agreement to extend the current expense limitation arrangement for a two-year period following consummation of the Transaction. The Trustees further noted that C-III has substantial experience in commercial real estate debt investments as well as equity investing and that C-III’s experience had the potential to be additive to the investment process of the Adviser. The Trustees concluded that the Adviser had sufficient quality and depth of personnel, resources, investment methods and compliance policies and procedures essential to the performance of its duties under the Advisory Agreements and that the nature, overall quality and extent of the management services provided by the Adviser to the Fund were satisfactory and were likely to remain so after the closing of the Transaction.

Performance. The Trustees considered the performance of the Fund. They noted that the Fund had outperformed its peer group as well as its Morningstar category average over its since-inception period (April 17, 2015 through March 31, 2016). The Trustees noted that the Fund underperformed its benchmark index (the S&P/LSTA Leveraged Loan Index) during the since-inception period. The Trustees expressed satisfaction with the careful, thoughtful and professional manner in which the Adviser was implementing the strategy. They noted the short performance history of the Fund and that the Fund’s strategy was not yet fully implemented. They reasoned that the Adviser was managing the Fund’s portfolio in accordance with the prospectus guidelines and concluded that the Fund’s performance was satisfactory. They additionally noted that the potential additional resources of C-III may assist the Adviser in delivering future performance for the Fund.

Fees and Expenses. The Trustees noted that the Fund charges a 1.85% management fee and that the fee was above the average of the Fund’s Morningstar category and above its peer group average. They further noted that the Fund’s net expense ratio was above the averages of the Morningstar category funds and the peer group funds. The Trustees noted the Adviser’s assertion that most relevant peer fund had a significantly higher management fee and net expense ratio than the Fund. The Trustees further noted the expense cap in place and the Adviser’s commitment to continue the expense cap for a period of two years following the Transaction, and after further discussion they concluded that the Fund’s fees and expenses were reasonable.

Economies of Scale. The Trustees considered whether there will be economies of scale with respect to the management of the Fund. They considered that the Adviser reported its belief that the size of the Fund would be approximately $75 million at the end of 2017 and that the Fund would likely begin to benefit from economies of scale when assets under management reach approximately $250 million. After further discussion, the Trustees concluded that the absence of breakpoints at this time was acceptable, but that economies of scale would be revisited in the future if the Fund grows materially in size.

Profitability. The Trustees reviewed the profitability analysis provided by the Adviser and noted that the Adviser had estimated that it incurred a loss over the past fiscal year due to its relationship with the Fund, due in part to the small size of the Fund and the Adviser’s participation in the Fund’s fee waiver and expense limitation arrangement. The Trustees concluded excessive profitability was not a concern.

Conclusion. Having requested and received such information from the Adviser as the Board of the Fund believed to be reasonably necessary to evaluate the terms of the Advisory Agreements, and as assisted by the advice of counsel, the Board concluded that the advisory fee is reasonable and that approval of the Advisory Agreements is in the best interests of the shareholders of the Fund.

The Board, including the Independent Trustees, recommends that shareholders of the Fund vote “FOR” approval of the New Advisory Agreement.

OTHER INFORMATION

OPERATION OF THE FUND

The Fund is a continuously offered, diversified, closed-end management investment company operating as an interval fund organized as a Delaware statutory trust. The Trust’s principal executive offices are located at 1845 Walnut St., 18th Floor, Philadelphia, PA 19103. The Board supervises the business activities of the Fund. Like other investment companies, the Fund retains various organizations to perform specialized services. The Trust currently retains Resource as the investment adviser for the Fund. ALPS Distributors, Inc., located at 1290 Broadway, Suite 1100, Denver, CO 80203, serves as the Fund’s principal underwriter and acts as the distributor of the Fund. ALPS Fund Services, Inc., located at 1290 Broadway, Suite 1100, Denver, CO 80203, serves as the administrator and accounting agent for the Fund.

THE PROXY

The Board solicits proxies so that each shareholder has the opportunity to vote on the proposal to be considered at the Meeting. A proxy for voting your shares at the Meeting is enclosed. The shares represented by each valid proxy received in time will be voted at the Meeting as specified. If no specification is made, the shares represented by a duly executed proxy will be voted (i) for approval of the proposed New Advisory Agreement and (ii) at the discretion of the holder(s) of the proxy on any other matter that may come before the Meeting that the Trust did not have notice of by a reasonable time prior to the mailing of this Proxy Statement. You may revoke your proxy at any time before it is exercised by (i) submitting a duly executed proxy bearing a later date, (ii) submitting a written notice to the President of the Trust revoking the proxy, or (iii) attending and voting in person at the Meeting.

VOTING SECURITIES AND VOTING

As of the Record Date, there were 806,159.796 shares of beneficial interest of the Fund issued and outstanding.

All shareholders of record of the Fund on the Record Date are entitled to vote at the Meeting on Proposal I. Each shareholder is entitled to one (1) vote per share held, and fractional votes for fractional shares held, on any matter submitted to a vote at the Meeting. There are no dissenters' rights of appraisal in connection with any shareholder vote to be taken at the Meeting.

An affirmative vote of the holders of a majority of the outstanding shares of the Fund is required for the approval of the proposed New Advisory Agreement. As defined in the 1940 Act, a vote of the holders of a majority of the outstanding shares of the Fund means the vote of (1) 67% or more of the voting shares of the Fund present at the meeting, if the holders of more than 50% of the outstanding shares of the Fund are present in person or represented by proxy, or (2) more than 50% of the outstanding voting shares of the Fund, whichever is less. For Proposal I, the presence at the Meeting of holders of a majority of the outstanding shares the Fund entitled to vote at the Meeting (in person or by proxy) constitutes a quorum.

When a proxy is returned as an abstention or “broker non-vote” (i.e., shares held by brokers or nominees, typically in “street name,” as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter), the shares represented by the proxy will be treated as present for purposes of determining a quorum and as votes against Proposal I. In addition, under the rules of the New York Stock Exchange (“NYSE”), if a broker has not received instructions from beneficial owners or persons entitled to vote and the proposal to be voted upon may “affect substantially” a shareholder’s rights or privileges, the broker may not vote the shares as to that proposal even if it has discretionary voting power. The NYSE considers Proposal I to be a non-routine matter that affects substantially a shareholder’s rights or privileges. As a result, these shares also will be treated as broker non-votes for purposes of Proposal I (but will not be treated as broker non-votes for other proposals, including adjournment of the special meeting).

Treating broker non-votes as votes against Proposal I may result in the proposal not being approved, even though the votes cast in favor would have been sufficient to approve the proposal if some or all of the broker non-votes had been withheld.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

As of the Record Date, the following shareholders of record owned 5% or more of the outstanding shares of the Fund:

Name and Address	Shares	Percentage of the Fund
Resource Financial Fund Management, Inc. 712 Fifth Avenue, 12th Floor, New York, NY 10019	155,734.415	19.31%
Riverside Centre LLC 5915 S. Regal St., Suite 204 Spokane, WA 99223-6970	78,678.048	9.76%
Charles Schwab & Co. 211 Main Street San Francisco, CA 94105	67,769.529	8.41%
Estate of K Wendell Reugh 5915 S. Regal St., Suite 204 Spokane, WA 99223-6970	53,121.709	6.59%

The following table provides information about Fund shares held by the Trustees and officers of the Fund as of July 14, 2016:

Name and Address*	Shares	Percentage of the Fund
Enrique Casanova	0	0%
Fred Berlinsky	5,182.67	0.64%
David Burns	0	0%
Alan Feldman	4,146.132	0.51%
Justin Milberg	5,089.377	0.63%
Brian Hawkins	0	0%
Darshan Patel	0	0%
*	The address of each Trustee and officer is c/o Resource Financial Fund Management, Inc., One Crescent Drive, Suite 203, Philadelphia, PA 19112.

Shareholders owning more than 25% of the shares of the Fund are considered to “control” the Fund, as that term is defined under the 1940 Act. Persons controlling the Fund may determine the outcome of any proposal submitted to the shareholders for approval. As a group, the Trustees and officers of the Trust owned approximately 1.78% of the outstanding shares of the Fund as of July 14, 2016.

SHAREHOLDER PROPOSALS

The Trust has not received any shareholder proposals to be considered for presentation at the Meeting. Under the proxy rules of the SEC, shareholder proposals may, under certain conditions, be included in the Trust’s Proxy Statement and proxy for a particular meeting. Under these rules, proposals submitted for inclusion in the Trust’s proxy materials must be received by the Trust within a reasonable time before the solicitation is made. The fact that the Trust receives a shareholder proposal in a timely manner does not ensure its inclusion in its proxy materials, because there are other requirements in the proxy rules relating to such inclusion. You should be aware that annual meetings of shareholders are not required as long as there is no particular requirement under the 1940 Act that must be met by convening such a shareholder meeting. Any shareholder proposal should be sent to Resource Credit Income Fund, Attention: Secretary, One Crescent Drive, Suite 203, Philadelphia, PA 19103. Shareholder proposals may also be raised from the floor at the Meeting without prior notice to the Trust.

COST OF SOLICITATION

The Board of Trustees is making this solicitation of proxies. The Trust has engaged Broadridge Financial Solutions, Inc. (“Broadridge”), a proxy solicitation firm, to assist in the solicitation. The estimated fees anticipated to be paid to Broadridge are approximately $7,738. The cost of preparing and mailing this Proxy Statement, the accompanying Notice of Special Meeting and proxy and any additional materials relating to the Meeting and the cost of soliciting proxies will be borne by Resource. In addition to solicitation by mail, the Trust will request the insurance companies, banks, brokers and other custodial nominees and fiduciaries, to supply proxy materials to the respective beneficial owners of shares of a Fund of whom they have knowledge, and Resource will reimburse them for their expenses in so doing. Certain officers, employees and agents of the Trust and Resource may solicit proxies in person or by telephone, facsimile transmission, or mail, for which they will not receive any special compensation.

OTHER MATTERS

The Board knows of no other matter to be presented at the Meeting other than as set forth above. If any other matter properly comes before the Meeting that the Trust did not have notice of a reasonable time prior to the mailing of this Proxy Statement, the holders of the proxy will vote the shares represented by the proxy on such matters in accordance with their best judgment, and discretionary authority to do so is included in the proxy.

PROXY DELIVERY

If you and another shareholder share the same address, the Trust may only send one Proxy Statement unless you or the other shareholder(s) request otherwise. Call or write to the Trust if you wish to receive a separate copy of the Proxy Statement, and the Trust will promptly mail a copy to you. You may also call or write to the Trust if you wish to receive a separate proxy in the future or if you are receiving multiple copies now and wish to receive a single copy in the future. For such requests, call the Trust at 1-855-973-0089, or write the Trust at c/o Broadridge Financial Solutions, Inc., 1981 Marcus Avenue, Lake Success, NY 11042.

Important Notice Regarding the Availability of Proxy materials for the Shareholder Meeting to be Held on August 26, 2016

A copy of the Notice of Shareholder Meeting, the Proxy Statement, and Proxy Card are available at www. ResourceCreditIncome.com.

BY ORDER OF THE BOARD OF TRUSTEES

Darshan Patel, Secretary

Dated: July 29, 2016

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PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED REPLY ENVELOPE, FAX YOUR PROXY CARD TO THE NUMBER LISTED ON YOUR PROXY CARD.

Exhibit A

MANAGEMENT AGREEMENT

TO:	Resource Financial Fund Management, Inc.
712 Fifth Avenue
12th Floor
New York, NY 10019

Dear Resource Financial Fund Management, Inc. ("you" or the "Manager"):

Resource Credit Income Fund (the "Trust" or the "Fund") herewith confirms our agreement with you effective as of [____________], 2016.

The Trust has been organized to engage in the business of a closed-end management investment company that is operated as an interval fund.

You have been selected to act as the sole investment manager of the Fund and to provide certain other services, as more fully set forth below, and you are willing to act as such investment manager and to perform such services under the terms and conditions hereinafter set forth. Accordingly, the Trust agrees with you as follows:

1.	ADVISORY SERVICES

Subject to the supervision of the Board of Trustees of the Trust, you will provide or arrange to be provided to the Fund such investment advice as you in your discretion deem advisable and will furnish or arrange to be furnished a continuous investment program for the Fund consistent with the Fund's investment objective and policies. You will determine or arrange for others to determine the securities to be purchased for the Fund, the portfolio securities to be held or sold by the Fund and the portion of the Fund's assets to be held uninvested, subject always to the Fund's investment objective, policies and restrictions, as each of the same shall be from time to time in effect, and subject further to such policies and instructions as the Board may from time to time establish. You will furnish such reports, evaluations, information or analyses to the Trust as the Board of Trustees of the Trust may request from time to time or as you may deem to be desirable. You also will advise and assist the officers of the Trust in taking such steps as are necessary or appropriate to carry out the decisions of the Board and the appropriate committees of the Board regarding the conduct of the business of the Trust.

You shall provide at least sixty (60) days prior written notice to the Trust of any change in the ownership or management of the Adviser, or any event or action that may constitute a change in control. You shall provide prompt notice of any change in the portfolio manager(s) responsible for the day-to-day management of the Fund.

2.	USE OF SUB-ADVISERS

You may delegate any or all of the responsibilities, rights or duties described above to one or more sub-advisers who shall enter into agreements with you, provided the agreements are approved and ratified (i) by the Board including a majority of the trustees who are not interested persons of you or of the Trust, cast in person at a meeting called for the purpose of voting on such approval, and (ii) if required under interpretations of the Investment Company Act of 1940, as amended (the "Act"), by the Securities and Exchange Commission or its staff, by vote of the holders of a majority of the outstanding voting securities of the Fund (unless the Trust has obtained an exemption from the provisions of Section 15(a) of the Act). Any such delegation shall not relieve you from any liability hereunder.

3.	ALLOCATION OF CHARGES AND EXPENSES

You will pay the compensation and expenses of any persons rendering any services to the Trust who are directors, officers, employees, members or stockholders of your limited liability company and will make available, without expense to the Fund, the services of such of your employees as may duly be elected trustees or officers of the Trust, subject to their individual consent to serve and to any limitations imposed by law. Notwithstanding the foregoing, you are not obligated to pay the compensation or expenses of the Trust's Chief Compliance Officer, regardless of whether the Chief Compliance Officer is affiliated with you. The compensation and expenses of any trustees, officers and employees of the Trust who are not directors, officers, employees, members or stockholders of your corporation or limited liability company will be paid by the Fund. You will pay all advertising, promotion and other distribution expenses incurred in connection with the Fund's shares to the extent such expenses are not permitted to be paid by the Fund under any distribution expense plan or any other permissible arrangement that may be adopted in the future.

The Fund will be responsible for the payment of all operating expenses of the Fund, including offering expenses; the compensation and expenses of any employees of the Trust and of any other persons rendering any services to the Fund; clerical and shareholder service staff salaries; office space and other office expenses; fees and expenses incurred by the Fund in connection with membership in investment company organizations; legal, auditing and accounting expenses; expenses of registering shares under federal and state securities laws, including expenses incurred by the Fund in connection with the organization and initial registration of shares of the Fund; insurance expenses; fees and expenses of the custodian, transfer agent, dividend disbursing agent, shareholder service agent, plan agent, administrator, accounting and pricing services agent and underwriter of the Fund; expenses, including clerical expenses, of issue, sale, redemption or repurchase of shares of the Fund; the cost of preparing and distributing reports and notices to shareholders, the cost of printing or preparing prospectuses and statements of additional information for delivery to shareholders; the cost of printing or preparing stock certificates or any other documents, statements or reports to shareholders; expenses of shareholders' meetings and proxy solicitations; advertising, promotion and other expenses incurred directly or indirectly in connection with the sale or distribution of the Fund's shares that the Fund is authorized to pay pursuant to with any servicing plan; and all other operating expenses not specifically assumed by you. The Fund will also pay all brokerage fees and commissions, taxes, borrowing costs (such as (a) interest and (b) dividend expenses on securities sold short), fees and expenses of the non-interested person Trustees and such extraordinary or non‑recurring expenses as may arise, including litigation to which the Fund may be a party and indemnification of the Trust's Trustees and officers with respect thereto.

You may obtain reimbursement from the Fund, at such time or times as you may determine in your sole discretion, for any of the expenses advanced by you, which the Fund is obligated to pay, and such reimbursement shall not be considered to be part of your compensation pursuant to this Agreement.

4.	COMPENSATION OF THE MANAGER

For all of the services to be rendered as provided in this Agreement, as of the last business day of each month, the Fund will pay you a fee as described on Appendix A.

The average value of the daily net assets of the Fund shall be determined pursuant to the applicable provisions of the Agreement and Declaration of Trust or a resolution of the Board of Trustees, if required. If, pursuant to such provisions, the determination of net asset value of the Fund is suspended for any particular business day, then for the purposes of this paragraph, the value of the net assets of the Fund as last determined shall be deemed to be the value of the net assets as of the close of the business day, or as of such other time as the value of the Fund's net assets may lawfully be determined, on that day. If the determination of the net asset value of the Fund has been suspended for a period including such month, your compensation payable at the end of such month shall be computed on the basis of the value of the net assets of the Fund as last determined (whether during or prior to such month).

5.	EXECUTION OF PURCHASE AND SALE ORDERS

In connection with purchases or sales of portfolio securities for the account of the Fund, it is understood that you will arrange for the placing of all orders for the purchase and sale of portfolio securities for the account with brokers or dealers selected by you, subject to review of this selection by the Board of Trustees from time to time. You will be responsible for the negotiation and the allocation of principal business and portfolio brokerage. In the selection of such brokers or dealers and the placing of such orders, you are directed at all times to seek for the Fund the best qualitative execution, taking into account such factors as price (including the applicable brokerage commission or dealer spread), the execution capability, financial responsibility and responsiveness of the broker or dealer and the brokerage and research services provided by the broker or dealer.

You should generally seek favorable prices and commission rates that are reasonable in relation to the benefits received. In seeking best qualitative execution, you are authorized to select brokers or dealers who also provide brokerage and research services to the Fund and/or the other accounts over which you exercise investment discretion. You are authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing the Fund portfolio transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if you determine in good faith that the amount of the commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker or dealer. The determination may be viewed in terms of either a particular transaction or your overall responsibilities with respect to the Fund and to accounts over which you exercise investment discretion. The Fund and you understand and acknowledge that, although the information may be useful to the Fund and you, it is not possible to place a dollar value on such information. The Board of Trustees shall periodically review the commissions paid by the Fund to determine if the commissions paid over representative periods of time were reasonable in relation to the benefits to the Fund.

A broker's or dealer's sale or promotion of Fund shares shall not be a factor considered by your personnel responsible for selecting brokers to effect securities transactions on behalf of the Fund. You and your personnel shall not enter into any written or oral agreement or arrangement to compensate a broker or dealer for any promotion or sale of Fund shares by directing to such broker or dealer (i) the Fund's portfolio securities transactions or (ii) any remuneration, including but not limited to, any commission, mark-up, mark down or other fee received or to be received from the Fund's portfolio transactions through such broker or dealer. However, you may place Fund portfolio transactions with brokers or dealers that sell or promote shares of the Fund provided the Board of Trustees has adopted policies and procedures under Rule 12b-1(h) under the Act and such transactions are conducted in compliance with those policies and procedures.

Subject to the provisions of the Act, and other applicable law, you, any of your affiliates or any affiliates of your affiliates may retain compensation in connection with effecting the Fund's portfolio transactions, including transactions effected through others. If any occasion should arise in which you give any advice to your clients concerning the shares of the Fund, you will act solely as investment counsel for such client and not in any way on behalf of the Fund.

6.	PROXY VOTING

You will vote all proxies solicited by or with respect to the issuers of securities in which assets of the Fund may be invested from time to time. Such proxies will be voted in a manner that you deem, in good faith, to be in the best interest of the Fund and in accordance with your proxy voting policy. You agree to provided a copy of your proxy voting policy, and any amendments thereto, to the Trust prior to the execution of this Agreement.

7.	CODE OF ETHICS

You have adopted a written code of ethics complying with the requirements of Rule 17j-1 under the Act and will provide the Trust with a copy of the code and evidence of its adoption. Within 45 days of the last calendar quarter of each year while this Agreement is in effect, you will provide to the Board of Trustees of the Trust a written report that describes any issues arising under the code of ethics since the last report to the Board of Trustees, including, but not limited to, information about material violations of the code and sanctions imposed in response to the material violations; and which certifies that you have adopted procedures reasonably necessary to prevent access persons (as that term is defined in Rule 17j-1) from violating the code.

8.	SERVICES NOT EXCLUSIVE

Your services to the Fund pursuant to this Agreement are not to be deemed to be exclusive, and it is understood that you may render investment advice, management and other services to others, including other registered investment companies, provided, however, that such other services and activities do not, during the term of this Agreement, interfere in a material manner, with your ability to meet all of your obligations with respect to rendering services to the Fund.

9.	LIMITATION OF LIABILITY OF MANAGER

You may rely on information reasonably believed by you to be accurate and reliable. Except as may otherwise be required by the Act or the rules thereunder, neither you nor your directors, officers, employees, shareholders, members, agents, control persons or affiliates of any thereof shall be subject to any liability for, or any damages, expenses or losses incurred by the Trust in connection with, any error of judgment, mistake of law, any act or omission connected with or arising out of any services rendered under, or payments made pursuant to, this Agreement or any other matter to which this Agreement relates, except by reason of willful misfeasance, bad faith or gross negligence on the part of any such persons in the performance of your duties under this Agreement, or by reason of reckless disregard by any of such persons of your obligations and duties under this Agreement.

Any person, even though also a director, officer, employee, shareholder, member or agent of you, who may be or become a trustee, officer, employee or agent of the Trust, shall be deemed, when rendering services to the Trust or acting on any business of the Trust (other than services or business in connection with your duties hereunder), to be rendering such services to or acting solely for the Trust and not as a director, officer, employee, shareholder, member, or agent of you, or one under your control or direction, even though paid by you.

10.	DURATION AND TERMINATION OF THIS AGREEMENT

The term of this Agreement shall begin on the date on which it is executed, and shall continue in effect with respect to the Fund for a period of two years. This Agreement shall continue in effect from year to year thereafter, subject to termination as hereinafter provided, if such continuance is approved at least annually by (a) a majority of the outstanding voting securities of such Fund or by vote of the Trust's Board of Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (b) by vote of a majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons" of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval.

This Agreement may, on sixty (60) days written notice, be terminated with respect to the Fund, at any time without the payment of any penalty, by the Board of Trustees, by a vote of a majority of the outstanding voting securities of the Fund, or by you. This Agreement shall automatically terminate in the event of its assignment.

11.	AMENDMENT OF THIS AGREEMENT

No provision of this Agreement may be changed, waived, discharged or terminated orally, and no amendment of this Agreement shall be effective until approved by the Board of Trustees, including a majority of the Trustees who are not interested persons of you or of the Trust, cast in person at a meeting called for the purpose of voting on such approval, and (if required under interpretations of the Act by the Securities and Exchange Commission or its staff) by vote of the holders of a majority of the outstanding voting securities of the Fund to which the amendment relates.

12.	LIMITATION OF LIABILITY TO TRUST PROPERTY

The term "Resource Credit Income Fund" means and refers to the Trustees from time to time serving under the Trust's Agreement and Declaration of Trust as the same may subsequently thereto have been, or subsequently hereto be, amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of Trustees, officers, employees, agents or nominees of the Trust, or any shareholders of any share of the Trust, personally, but bind only the trust property of the Trust (and only the property of the Fund), as provided in the Agreement and Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees and shareholders of the Fund and signed by officers of the Trust, acting as such, and neither such authorization by such Trustees and shareholders nor such execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust (and only the property of the Fund) as provided in its Agreement and Declaration of Trust.

13.	SEVERABILITY

In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

14.	BOOKS AND RECORDS

In compliance with the requirements of Rule 31a-3 under the Act, you agree that all records which you maintain for the Trust are the property of the Trust and you agree to surrender promptly to the Trust such records upon the Trust's request. You further agree to preserve for the periods prescribed by Rule 31a-2 under the Act all records which you maintain for the Trust that are required to be maintained by Rule 31a-1 under the Act.

15.	QUESTIONS OF INTERPRETATION

(a)  This Agreement shall be governed by the laws of the State of New York.

(b)  For the purpose of this Agreement, the terms "assignment," "majority of the outstanding voting securities," "control" and "interested person" shall have their respective meanings as defined in the Act and rules and regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under the Act; and the term "brokerage and research services" shall have the meaning given in the Securities Exchange Act of 1934.

(c)  Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Act shall be resolved by reference to such term or provision of the Act and to interpretation thereof, if any, by the United States courts or in the absence of any controlling decision of any such court, by the Securities and Exchange Commission or its staff. In addition, where the effect of a requirement of the Act, reflected in any provision of this Agreement, is revised by rule, regulation, order or interpretation of the Securities and Exchange Commission or its staff, such provision shall be deemed to incorporate the effect of such rule, regulation, order or interpretation.

16.	NOTICES

Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Trust is 1845 Walnut Street, 18th Floor, Philadelphia, Pennsylvania 19103.

17.	CONFIDENTIALITY

You agree to treat all records and other information relating to the Trust and the securities holdings of the Fund as confidential and shall not disclose any such records or information to any other person unless (i) the Board of Trustees of the Trust has approved the disclosure or (ii) such disclosure is compelled by law. In addition, you, and your officers, directors and employees are prohibited from receiving compensation or other consideration, for themselves or on behalf of the Fund, as a result of disclosing the Fund's portfolio holdings. You agree that, consistent with your Code of Ethics, neither your nor your officers, directors or employees may engage in personal securities transactions based on nonpublic information about the Fund's portfolio holdings.

18.	COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19.	BINDING EFFECT

Each of the undersigned expressly warrants and represents that he has the full power and authority to sign this Agreement on behalf of the party indicated, and that his signature will operate to bind the party indicated to the foregoing terms.

20.	CAPTIONS

The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

If you are in agreement with the foregoing, please sign the form of acceptance on the accompanying counterpart of this letter and return such counterpart to the Trust, whereupon this letter shall become a binding contract upon the date thereof.

Yours very truly,

RESOURCE CREDIT INCOME FUND

By:
Name:
Title:
Date: [___________], 2016

ACCEPTANCE:

The foregoing Agreement is hereby accepted.

RESOURCE FINANCIAL FUND MANAGEMENT, INC.

By:
Name:
Title:
Date: [___________], 2016

Appendix A

Compensation of the Manager

The Manager is entitled to a fee consisting of two components—a base management fee and an incentive fee:

1.	The base management fee is calculated and payable monthly in arrears at the annual rate of 1.85% of the Fund's average daily net assets during such period.

2.	The incentive fee is calculated and payable quarterly in arrears based upon the Fund's "pre-incentive fee net investment income" for the immediately preceding quarter, and is subject to a "hurdle rate," expressed as a rate of return on the Fund's "adjusted capital," equal to 2.25% per quarter (or an annualized hurdle rate of 9.0%), subject to a "catch-up" feature. For this purpose, "pre-incentive fee net investment income" means interest income, dividend income and any other income accrued during the calendar quarter, minus the Fund's operating expenses for the quarter (including the management fee, expenses reimbursed to the Manager for any administrative services provided by the Manager and any interest expense and distributions paid on any issued and outstanding preferred shares, but excluding the incentive fee). "Adjusted capital" means the cumulative gross proceeds received by the Fund from the sale of the Fund's shares (including pursuant to the Fund's distribution reinvestment plan), reduced by amounts paid in connection with purchases of the Fund's shares pursuant to the Fund's share repurchase program.

No incentive fee is payable in any calendar quarter in which the Fund's pre-incentive fee net investment income does not exceed the quarterly hurdle rate of 2.25%. For any calendar quarter in which the Fund's pre-incentive fee net investment income is greater than the hurdle rate, but less than or equal to 2.8125%, the incentive fee will equal the amount of the Fund's pre-incentive fee net investment income in excess of the hurdle rate. This portion of the Fund's pre-incentive fee net investment income which exceeds the hurdle but is less than or equal to 2.8125% is referred to as the "catch-up." The "catch-up" provision is intended to provide the Manager with an incentive fee of 20.0% on all of the Fund's pre-incentive fee net investment income when the Fund's pre-incentive fee net investment income reaches 2.8125% in any calendar quarter. For any calendar quarter in which the Fund's pre-incentive fee net investment income exceeds 2.8125% of adjusted capital, the incentive fee will equal 20.0% of pre-incentive fee net investment income.

RESOURCE
CREDIT INCOME FUND

PROXY TABULATOR
P.O. BOX 9112
FARMINGDALE, NY 11735

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1) Read the Proxy Statement and have the Proxy Card below at hand.
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3) Sign and date the Proxy Card.
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If you vote by Telephone or Internet, you do not need to mail your proxy.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E12742-S48930

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY IS SOLICITED ON BEHALF OF THE TRUST'S BOARD OF TRUSTEES, AND THE PROPOSAL BELOW HAS BEEN PROPOSED BY THE BOARD OF TRUSTEES.

PROPOSAL:	**For**	**Against**	**Abstain**
1. To approve a new Management Agreement between Resource Financial Fund Management, Inc. and Resource Credit Income Fund.	☐	☐	☐

YOUR VOTE IS IMPORTANT
Please complete, sign and return this card as soon as possible.

Please sign this proxy exactly as your name appears on the books of the Trust. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [Joint Owners]	Date